Exhibit 99

NIC Earns 14 Cents Per Share in First Quarter 2014; Solid Results Drive 24 Percent Operating Margin for the Quarter

OLATHE, Kan.--(BUSINESS WIRE)--May 5, 2014--NIC Inc. (NASDAQ: EGOV), the dominant provider of official eGovernment services, today announced net income of $9.4 million and earnings per share of 14 cents on total revenues of $65.4 million for the three months ended March 31, 2014. In the first quarter of 2013, the Company reported net income of $10.0 million and earnings per share of 15 cents on total revenues of $61.2 million.

Quarterly portal revenues were $61.5 million, a 6 percent increase over first quarter 2013. On a same-state basis, portal revenues were $56.6 million in the current quarter, a 7 percent increase over the first quarter of 2013. Same-state, transaction-based revenues from interactive government services (IGS, formerly referred to as non-DMV) rose 7 percent over first quarter 2013, with same-state driver history record (DHR, formerly referred to as DMV) revenues up 4 percent. Same-state portal time & materials revenues rose 22 percent and same-state portal management revenues were up 3 percent for the quarter.

Current quarter revenues from the Company’s newer portals in Pennsylvania and Wisconsin totaled $2.4 million and $1.2 million, respectively. Revenues from the Pennsylvania portal were $2.6 million in the prior year quarter, while the Wisconsin portal began generating revenues in the third quarter of 2013. Revenues from the Virginia state agency partnerships were $0.6 million in the current quarter, while revenues from the legacy Virginia state portal contract in the prior year quarter were $1.5 million. Revenues from the legacy Arizona portal contract were $0.8 million in the current quarter compared to $0.9 million in the prior year quarter.

Portal gross profits were $25.1 million in the current quarter compared to $25.3 million in the prior year quarter. NIC’s portal gross profit percentage was 41 percent in the current quarter, down from 44 percent in the prior year quarter, due mainly to higher employee compensation costs related to the Pennsylvania portal, which had not yet begun to significantly ramp its cost structure in the prior year quarter, lower revenues from the Virginia portal contracts, as further discussed above, and start-up costs from the new Connecticut portal, which began generating DHR revenues in April 2014.

Software & services revenues were $3.9 million in the current quarter, up 23 percent from the first quarter of 2013, driven by a 12 percent, or $0.3 million, increase in revenues from the federal Pre-employment Screening Program, and $0.4 million of revenues from the North Carolina construction lien service, which launched in April 2013. These services contributed to a 42 percent increase in software & services gross profits to $3.0 million for the quarter.

“Providing the very best eGovernment solutions is not one division among many or a side business. It is our only business,” said Harry Herington, NIC CEO and Chairman of the Board. “This single focus is one of the keys to our success, and I am pleased to see 2014 off to a strong, steady start.”

As a percentage of total revenues, selling & administrative expenses were 16 percent in both the current and prior year quarters. Selling & administrative expenses in the prior year quarter included $0.4 million of costs, net of insurance reimbursement, related to the previously disclosed SEC matter, which was successfully concluded in the fourth quarter of 2013.

The Company’s effective tax rate in the current quarter increased to 39 percent from 37 percent in the prior year quarter, due mainly to the expiration of the Federal research and development tax credit on December 31, 2013. In the prior year quarter, the Company recognized a favorable benefit from the tax credit totaling $0.5 million. Legislation extending the research and development tax credit beyond December 31, 2013 has not been enacted.

“NIC continues to execute well and produce solid financial results in line with our expectations,” said Steve Kovzan, NIC Chief Financial Officer. “Our core business is as strong as ever and continues to be the lifeblood of our success.”

Operational Highlights

During the first quarter, the state of Colorado signed a five-year contract to continue its work with NIC's subsidiary, Colorado Interactive, LLC. The agreement includes renewal options that the state can exercise to extend the contract for an additional four years.

First Quarter Earnings Call and Webcast Details

On the call, the Company will discuss its 2014 first quarter, and answer questions from the investment community. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information
Monday, May 5, 2014
4:30 p.m. (EDT)

Call bridge:	877-941-8609 (U.S. callers) or 480-629-9692 (international callers)
Call leaders:	Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer
Robert Knapp, Chief Operating Officer

Webcast Information

To sign in and listen: The Webcast system is available at http://www.egov.com/investors. A replay of the Webcast will be available until 11 p.m. (EST) on Nov. 7, 2014, by visiting http://www.egov.com/investors.

About NIC

NIC Inc. (NASDAQ: EGOV) is the leading provider of enterprise-wide, official state eGovernment services and secure government payment processing solutions. The Company's innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. The NIC family of companies provides eGovernment solutions for more than 3,500 federal, state, and local agencies across the United States. Additional information is available at http://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the Company’s potential financial performance for the current fiscal year, statements regarding the planned implementation of new portal contracts and statements regarding continued implementation of NIC’s business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations recently awarded eGovernment contracts; NIC's ability to implement its new portal contracts in a timely and cost-effective manner; NIC’s ability to successfully increase the adoption and use of eGovernment services; the possibility of reductions in fees or revenues as a result of budget deficits, government shutdowns or changes in government policy; the success of the Company in renewing existing contracts and in signing contracts with new states and federal government agencies; continued favorable government legislation; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; the possibility of security breaches through cyber attacks and any resulting liability; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014. Any forward-looking statements made in this release speak only as of the date of this release. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts and percentages

	Three months ended
	March 31,
	2014	2013
Revenues:
Portal revenues	$61,482	$58,042
Software & services revenues	3,915	3,182
Total revenues	65,397	61,224
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	36,397	32,762
Cost of software & services revenues, exclusive of depreciation & amortization	960	1,103
Selling & administrative	10,300	9,608
Depreciation & amortization	2,250	2,027
Total operating expenses	49,907	45,500
Operating income	15,490	15,724
Other expense, net	(104)	(19)
Income before income taxes	15,386	15,705
Income tax provision	6,010	5,748
Net income	$9,376	$9,957

Basic net income per share	$0.14	$0.15
Diluted net income per share	$0.14	$0.15

Weighted average shares outstanding:
Basic	65,057	64,710
Diluted	65,057	64,710

Key Financial Metrics:
Revenue growth - outsourced portals	6%	27%
Same state revenue growth - outsourced portals	7%	16%
Recurring portal revenue as a % of total portal revenues	95%	96%
Gross profit % - outsourced portals	41%	44%
Revenue growth - software & services	23%	5%
Gross profit % - software & services	75%	65%
Selling & administrative expenses as a % of total revenues	16%	16%
Operating income as a % of total revenue	24%	26%

Portal Revenue Analysis:
IGS transaction-based	$32,369	$30,170
DHR transaction-based	23,476	22,762
Portal software development	3,027	2,545
Portal management	2,610	2,565
Total portal revenues	$61,482	$58,042

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands except par value amount

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$81,598	$74,245
Cash restricted for payment of dividend	-	22,982
Trade accounts receivable, net	61,615	52,818
Deferred income taxes, net	1,007	1,038
Prepaid expenses & other current assets	10,490	11,569
Total current assets	154,710	162,652
Property and equipment, net	14,140	15,167
Intangible assets, net	1,970	1,864
Other assets	324	290
Total assets	$171,144	$179,973

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$47,099	$39,112
Accrued expenses	15,644	20,822
Dividend payable	-	22,982
Other current liabilities	763	348
Total current liabilities	63,506	83,264

Deferred income taxes, net	2,887	2,432
Other long-term liabilities	2,502	2,341
Total liabilities	68,895	88,037

Commitments and contingencies	-	-

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 65,217 and 64,993 shares issued and outstanding	6	6
Additional paid-in capital	89,334	88,397
Retained earnings	12,909	3,533
Total stockholders' equity	102,249	91,936
Total liabilities and stockholders' equity	$171,144	$179,973

NIC INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)
Thousands

			Additional
	Common Stock		Paid-in
	Shares	Amount	Capital	Retained Earnings	Total
Balance, January 1, 2014	64,993	$6	$88,397	$3,533	$91,936
Net income	-	-	-	9,376	9,376
Restricted stock vestings	247	-	73	-	73
Dividend equivalents cancelled upon forfeiture of performance-based restricted stock awards	-	-	35	-	35
Shares surrendered and cancelled upon vesting of restricted stock to satisfy tax withholdings	(91)	-	(1,860)	-	(1,860)
Stock-based compensation	-	-	1,000	-	1,000
Tax deductions relating to stock-based compensation	-	-	690	-	690
Shares issuable in lieu of dividend payments on unvested performance-based restricted stock awards	-	-	(108)	-	(108)
Issuance of common stock under employee stock purchase plan	68	-	1,107	-	1,107
Balance, March 31, 2014	65,217	$6	$89,334	$12,909	$102,249

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three months ended
	March 31,
	2014	2013

Cash flows from operating activities:
Net income	$9,376	$9,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	2,250	2,027
Stock-based compensation expense	1,000	878
Deferred income taxes	(676)	(538)
Loss on disposal of property and equipment	104	19
Changes in operating assets and liabilities:
(Increase) in trade accounts receivable, net	(8,797)	(10,683)
Decrease in prepaid expenses & other current assets	2,241	1,160
(Increase) in other assets	(34)	(1)
Increase in accounts payable	7,987	838
(Decrease) in accrued expenses	(7,227)	(2,901)
Increase in other current liabilities	415	15
Increase in other long-term liabilities	161	485
Net cash provided by operating activities	6,800	1,256
Cash flows from investing activities:
Purchases of property and equipment	(919)	(1,002)
Capitalized internal use software development costs	(325)	(380)
Net cash used in investing activities	(1,244)	(1,382)
Cash flows from financing activities:
Proceeds from employee common stock purchases	1,107	904
Tax deductions related to stock-based compensation	690	581
Net cash provided by financing activities	1,797	1,485
Net increase in cash	7,353	1,359
Cash, beginning of period	74,245	62,358
Cash, end of period	$81,598	$63,717
Other cash flow information:
Non-cash investing activities:
Capital expenditures accrued but not yet paid	$189	$128

Cash payments:
Income taxes paid	$6,532	$3,001
Cash dividends on common stock previously restricted for payment of dividend	$22,982	$-

CONTACT:
NIC Inc.
Angela Davied, 913-754-7054
adavied@egov.com